Exhibit 21

UnumProvident Corporation (DE) [1]

First Unum Life Insurance Company (NY)

Unum International Underwriters, Inc. (DE)

Unum Life Insurance Company of America ( ME)

GENEX Services, Inc. (PA)

GENEX Services, LLC (OH)

GENEX Services of Canada, Inc. (Canada)

Genex Consultants, Inc. (NY)

Options & Choices, Inc. (WY)

GENEX Services, Inc. of Ohio (OH)

PRIMECOR, INC. (PA)

Duncanson & Holt, Inc. (NY)

Duncanson & Holt Services, Inc. (ME)

Duncanson & Holt Canada Ltd. (Canada)

TRI-CAN Reinsurance Inc. (Canada)

Duncanson & Holt Asia PTE Ltd. (Singapore)

Duncanson & Holt Europe Ltd. (England)

Duncanson & Holt Underwriters, Ltd. (England)

Duncanson & Holt Syndicate Management Ltd. (England)

Trafalgar Underwriting Agencies Ltd. (England)

LRG Services Limited (England)

Unum European Holding Company Limited (England) [5]

Unum Limited (England)

Claims Services International Limited (England ) [2]

Group Risk Insurance Services Limited (England)

UnumProvident Finance Company (England) [4]

Colonial Companies, Inc. (DE)

Colonial Life & Accident Insurance Company (SC)

BenefitAmerica, Inc. (SC)

UnumProvident International Ltd. (Bermuda)

The Paul Revere Corporation (MA)

The Paul Revere Life Insurance Company (MA)

The Paul Revere Variable Annuity Insurance Company (MA)

Provident Life and Accident Insurance Company (TN) [3]

Provident Life and Casualty Insurance Company (TN)

Provident Investment Management, LLC (TN)

[1]	Percentage of ownership is 100% unless otherwise indicated.
[2]	Reflects split ownership: 50% owned by Unum European Holding Company Limited and 50% owned by Unum Limited.
[3]	Reflects split ownership: 85.9% owned by UnumProvident Corporation, 10.1% owned by The Paul Revere Life Insurance Company, and 4.0% owned by Unum Life Insurance Company of America.
[4]	Reflects split ownership: 99% owned by UnumProvident Corporation and 1% owned by Provident Investment Management, LLC.
[5]	UnumProvident Corporation owns 100% of the ordinary shares and UnumProvident Finance Company owns 100% of the preference shares.

NOTES

Unum International Ltd. changed its name to UnumProvident International Ltd. on 03/19/2002.

UnumProvident Finance Company (England) was incorporated on 02/10/2003.

UnumProvident Corporation contributed all of its shares of Genex Services, Inc. to Unum Life Insurance Company of America on 05/28/2003.

Benefits Technologies, Inc. merged into UnumProvident Corporation on 05/30/2003.

Unum Japan Accident Insurance Company Limited (Japan) sold all of its stock to Hitachi Capital Corporation on 01/15/2004.

Duncanson & Holt Agencies Limited was dissolved on 05/25/2004.

Options & Choices, Inc. became a wholly owned subsidiary of Genex Services, Inc. on 11/17/2004.

SP Administrator, LLC was dissolved on 11/24/2004.

Claims Service International, Inc. was dissolved on 11/24/2004.

Unum Development Corporation was dissolved on 12/01/2004.

Provident Insurance Agency, LLC was dissolved on 12/02/2004.

Unum Holding Company merged into UnumProvident Corporation on 12/22/2004.

UnumProvident Corporation now owns 40% of Unum Latin American Holdings, Inc. (ULAH) as of 12/31/2004. ULAH is an affiliate of UPC, not a subsidiary, and has been removed.